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                                                                                                                      EXHIBIT 20c
Metris Receivables, Inc.                                         Metris Master Trust                               Monthly Report
Securityholders' Statement                                          Series 2000-3                                        Sep-2005

Section 5.2                                                Class A             Class B        Excess Collateral        Total
(i) Security Amount                                     372,928,000.00      66,298,000.00      113,260,188.00      552,486,188.00
(ii) Security Principal Distributed                     372,928,000.00               0.00                0.00      372,928,000.00
(iii) Security Interest Distributed                       1,260,574.33         247,305.35          262,151.18        1,770,030.87
      Security Interest Distributed based on $1,000
      per Security                                           3.3802083          3.7302083           4.3135417          11.4239583
(iv) Principal Collections                               26,021,289.81       4,625,985.37        7,902,802.08       38,550,077.26
(v)  Finance Charge Collections                           8,435,968.19       1,499,720.62        2,562,047.73       12,497,736.54
     Recoveries                                             318,232.62          56,574.42           96,648.92          471,455.96
     Principal Funding Account Investment Earnings                0.00               0.00                0.00                0.00
     Accumulation Period Reserve Account
      Investment Earnings                                         0.00               0.00                0.00                0.00
       Total Finance Charge Collections                   8,754,200.81       1,556,295.04        2,658,696.65       12,969,192.50
                    Total Collections                    34,775,490.62       6,182,280.41       10,561,498.73       51,519,269.76
(vi) Aggregate Amount of Principal Receivables                      --                 --                  --    5,478,682,873.74
     Invested Amount (End of Month)                     372,928,000.00      66,298,000.00      113,260,188.00      552,486,188.00
     Floating Allocation Percentage                          6.8068915%         1.2101084%          2.0672886%         10.0842885%
     Fixed/Floating Allocation Percentage                    6.8068915%         1.2101084%          2.0672886%         10.0842885%
     Invested Amount (Beginning of Month)               372,928,000.00      66,298,000.00      113,260,188.00      552,486,188.00
     Average Daily Invested Amount                                  --                 --                  --      552,486,188.00
(vii) Receivable Delinquencies
       (As a % of Total Receivables)                                --                 --                  --                  --
      Current                                                       --                 --              87.23%    5,024,030,413.45
      30 Days to 59 Days
       (1 to 29 Days Contractually Delinquent)                      --                 --               4.67%      269,083,666.61
      60 Days to 89 Days
       (30 to 59 Days Contractually Delinquent)                     --                 --               2.25%      129,681,909.64
      90 Days and Over
       (60+ Days Contractually Delinquent)                          --                 --               5.85%      336,731,465.63
                    Total Receivables                               --                 --             100.00%    5,759,527,455.33
(viii) Aggregate Investor Default Amount                            --                 --                            5,886,670.92
       As a % of Average Daily Invested Amount                      --                 --                  --                  --
       (Annualized based on 365 days/year)                          --                 --                  --               12.96%
(ix) Charge-Offs                                                  0.00               0.00                0.00                0.00
(x) Servicing Fee                                                   --                 --                  --          908,196.47
(xi) Unreimbursed Redirected Principal Collections                  --                 --                  --                0.00
(xii) Excess Funding Account Balance                                --                 --                  --                0.00
(xiii) New Accounts Added                                           --                 --                  --             110,460
(xiv)  Average Gross Portfolio Yield                                --                 --                  --               28.56%
       Average Net Portfolio Yield                                  --                 --                  --               15.60%
(xv) Minimum Base Rate                                              --                 --                  --                6.25%
     Excess Spread                                                  --                 --                  --                9.35%
(xvi) Principal Funding Account Balance                             --                 --                  --      500,000,000.00
(xvii) Accumulation Shortfall                                       --                 --                  --                0.00
(xviii) Scheduled date for the commencement of the
         Accumulation Period                                        --                 --                  --           July_2005
        Accumulation Period Length                                  --                 --                  --            2 Months
(xix) Principal Funding Account Investment
       Proceeds Deposit                                             --                 --                  --          506,936.94
      Required Reserve Account Amount                               --                 --                  --        2,796,960.00
      Available Reserve Account Amount                              --                 --                  --        2,796,960.00
      Covered Amount                                                --                 --                  --        1,690,104.17
(xx) Aggregate Interest Rate Caps Notional Amount                   --                 --                  --       60,774,000.00
     Deposit to the Caps Proceeds Account                           --                 --                  --                0.00
(xxi) Net Excess Spread Trigger Event Occurrence                    --                 --                  --                  No
      Invested Amount                                               --                 --                  --      552,486,188.00
      Current One Month Excess Spread (%)                           --                 --                  --                9.35%
      Current Three Month Average Excess Spread (%)                 --                 --                  --                8.55%
      Note Reserve (%)                                              --                 --                  --                0.00%
      Note Reserve Maximum as of 10/18/05 ($)                       --                 --                  --                   0
        Note Reserve A/C,  Beginning Balance, 9/01/05               --                 --                  --                   0
        Current Month Deposits                                      --                 --                  --                   0
        Current Month Releases                                      --                 --                  --                   0
      Note Reserve Account, Ending Balance, 9/30/05                 --                 --                  --                   0
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